EXHIBIT 99.B1

                       RESOLUTION OF BOARD OF DIRECTORS


                        WRITTEN CONSENT TO RESOLUTIONS
                         OF THE BOARD OF DIRECTORS OF
                   GREAT AMERICAN RESERVE INSURANCE COMPANY


The undersigned, being all of the members of the Board of Directors of Great American Reserve Insurance Company (the "Company") hereby unanimously consent to the adoption of the following resolutions without a meeting of the Board of Directors of the Company:

     RESOLVED, that the Company develop and implement a program for the offer and sale of individual and group fixed and variable annuity contracts (the "Contracts") with market value adjustment account options and a fixed account option, to be issued by the Company; and

     RESOLVED, that the Company establish separate accounts pursuant to the Texas Insurance Code, one said separate account being designated "Great American Reserve Variable Annuity Account G" (the "Variable Account") and the other said separate account being designated "Great American Reserve Market Value Adjustment Account" (the "MVA Account"); and

     RESOLVED, that the Contracts issued pursuant to these resolutions from the Variable Account shall provide that the assets of the Variable Account, equal to the reserves and other contract liabilities with respect to the Variable Account, are not chargeable with liabilities out of any other business the Company may conduct; and

     RESOLVED, that the Contracts issued pursuant to these resolutions from the MVA Account shall provide that the assets of the MVA Account, equal to the reserves and other contract liabilities with respect to the MVA Account, are not chargeable with liabilities out of any other business the Company may conduct; and

     RESOLVED, that the filing with the U.S. Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933 of a Form N-4 registration statement for the Variable Account and Contracts, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

     RESOLVED, that the filing with the U.S. Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933 of a Form S-1 registration statement for the MVA Account Guaranteed Period options in the Contracts, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

     RESOLVED, that the filing with the U.S. Securities and Exchange Commission pursuant to Section 8 of the Investment Company Act of 1940 ("1940 Act"), registering the Variable Account as a unit investment trust under said Act, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

     RESOLVED, that the filing with the U.S. Securities and Exchange Commission of applications, and amendments thereto, for exemptions from the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder as may be necessary or appropriate to effectuate the purposes of these resolutions, are hereby authorized and approved; and

     RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to make all actions necessary to maintain the registration of the Variable Account as a unit investment trust under the 1940 Act, and to take such related actions as they deem necessary or appropriate to carry out the foregoing, including, without limitation, the following: determining that the fundamental investment policy of the Variable Account shall be to invest and reinvest its assets in securities issued by such open-end management investment companies registered under the 1940 Act as the officers may designate consistent with provisions of the Contracts issued by the Company; establishing one or more sub-accounts of the Variable Account to which payments under the Contracts will be allocated in accordance with orders received from Contract owners or Participants; reserving to the officers the authority to increase or decrease the number of sub-accounts in the Variable Account as they deem necessary or appropriate; investing each sub-account only in shares of a single investment company or a single portfolio of an investment company organized as a series fund pursuant to the 1940 Act, including substituting from time to time the shares of another single investment company or single portfolio of a series fund for such shares then invested in such sub-account, as the officers acting in accordance with the provisions of the Contracts deem necessary or appropriate; and the aforesaid being subject to the commencement of the Variable Account's operations as a unit investment trust which invests in shares of one or more portfolios of the Conseco Series Trust; and

     RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take all actions necessary to establish and maintain the MVA Account as a separate account under the Texas Insurance Code, and to take such related actions as they deem necessary or appropriate to carry out the foregoing, including, without limitation, the following: establishing, if necessary, a Trust under the laws of the State of Texas; establishing one or more sub-accounts of the MVA Account to which payments under the MVA Contracts will be allocated in accordance with orders received from MVA Contract owners or Participants; reserving to the officers the authority to increase or decrease the number of sub-accounts in the MVA Account as they deem necessary or appropriate; the aforesaid being subject to the commencement of the MVA Account's operations as an option under the Contracts; and

     RESOLVED, that in connection with the Variable Account and the MVA Account and the offer and sale of Contracts and MVA Contracts, the officers of the Company be, and each of them hereby is, authorized to execute and file with such authorities of the states of the United States of America, and to take such related actions as they deem necessary or appropriate to carry out the foregoing, including, without limitation, the following: such applications, notices, certificates, affidavits, powers of attorney, consents of service of process, covenants of an issuer, bonds, escrow and impending agreements, and other writing and instruments as may be necessary or appropriate in order to render permissible the offering and sale of Contracts and MVA Contracts in any jurisdiction within the United States of America; the forms of any resolutions required by any state authority to be filed in connection with any of the documents or instruments referred to above be, and the same hereby are, adopted by this Board of Directors as if such resolutions were fully set forth herein if (i) in the opinion of the officers of the Company, the adoption of such resolutions is necessary or advisable, and (ii) the Secretary or any Assistant Secretary of the Company evidences the adoption of any such resolution by filing a copy of such resolution with this Written Consent; and

     RESOLVED, that the officers of the Company be and hereby are authorized to take such further action and to execute such additional documents as they deem necessary or appropriate to effectuate the purposes of the foregoing resolutions.

The resolutions adopted pursuant to this Written Consent shall be effective as of January 18, 1996.


/s/ NGAIRE E. CUNEO                        /s/ STEPHEN C. HILBERT
___________________________________        ___________________________________
Ngaire E. Cuneo                            Stephen C. Hilbert

/s/ ROLLIN M. DICK                         /s/ LAWRENCE W. INLOW
___________________________________        ___________________________________
Rollin M. Dick                             Lawrence W. Inlow

/s/ DONALD F. GONGAWARE                    /s/ LYNN C. TYSON
___________________________________        ___________________________________
Donald F. Gongaware                        Lynn C. Tyson